                             BROOKLINE MINERALS INC.


                                     - AND -


                          SIMMONDS COMMUNICATIONS LTD.


                                     - AND -


                          INTEK DIVERSIFIED CORPORATION


                                     - AND -


                             SENDEK TRAVEL, LIMITED




                            SHARE PURCHASE AGREEMENT



                           Made as of August 24, 1995




                                 HEENAN BLAIKIE




                                    TORONTO

                            SHARE PURCHASE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE 1 - INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.2  Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.3  Interpretation Not Affected by Headings, Etc.. . . . . . . . . . . . 5
     1.4  Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.5  Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.6  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.7  Invalidity of Provisions . . . . . . . . . . . . . . . . . . . . . . 5
     1.8  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 2 - SHARE PURCHASE AND REORGANIZATION. . . . . . . . . . . . . . . . . 6
     2.1  Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.2  Brookline Performance Common Shares. . . . . . . . . . . . . . . . . 6
     2.3  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     2.4  Board of Directors of Purchaser, Section 2.1 Transaction, etc. . . . 8
     2.5  Chairman and President of Purchaser. . . . . . . . . . . . . . . . . 8
     2.6  Change of Name . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     2.7  Adjustment Provisions. . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . .10
     3.1  Representations and Warranties of the Vendors. . . . . . . . . . . .10
     3.2  Representations and Warranties of the Purchaser. . . . . . . . . . .11

ARTICLE 4 - COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     4.1  Covenants of Vendors . . . . . . . . . . . . . . . . . . . . . . . .14
     4.2  Covenants of Purchaser . . . . . . . . . . . . . . . . . . . . . . .14
     4.3  Mutual Covenant. . . . . . . . . . . . . . . . . . . . . . . . . . .15

ARTICLE 5 - CONDITIONS PRECEDENT AND SUBSEQUENT. . . . . . . . . . . . . . . .16
     5.1  Mutual Conditions Precedent. . . . . . . . . . . . . . . . . . . . .16
     5.2  Conditions Precedent of the Purchaser. . . . . . . . . . . . . . . .16
     5.3  Conditions Precedent of the Vendors. . . . . . . . . . . . . . . . .17
     5.4  Conditions Precedent Notices . . . . . . . . . . . . . . . . . . . .18
     5.5  Satisfaction of Conditions Precedent . . . . . . . . . . . . . . . .19
     5.6  Mutual Condition Subsequent. . . . . . . . . . . . . . . . . . . . .19

ARTICLE 6 - TERMINATION, SURVIVAL AND AMENDMENT. . . . . . . . . . . . . . . .19
     6.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     6.2  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     6.3  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE 7 - GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     7.1  Commissions, Fees and Expenses . . . . . . . . . . . . . . . . . . .20
     7.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     7.3  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     7.4  Confidentiality and Public Notices . . . . . . . . . . . . . . . . .22
     7.5  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     7.6  Time of the Essence. . . . . . . . . . . . . . . . . . . . . . . . .22
     7.7  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . .22

                            SHARE PURCHASE AGREEMENT

          THIS AGREEMENT made as of the 24th day of August, 1995.

AMONG:
               BROOKLINE MINERALS INC., a corporation
               incorporated under the laws of Canada

               (hereinafter referred to as the "Purchaser")

                                                               OF THE FIRST PART

                                     - and -

               SIMMONDS COMMUNICATIONS LTD., a corporation incorporated under the laws of the Province of Ontario

               (hereinafter referred to as "Simmonds")

                                                              OF THE SECOND PART

                                     - and -

               INTEK DIVERSIFIED CORPORATION, a corporation incorporated under the laws of the State of Delaware

               (hereinafter referred to as "Intek")

                                                               OF THE THIRD PART

                                     - and -

               SENDEK TRAVEL, LIMITED, a limited liability company formed under the laws of the State of Nevada

               (hereinafter referred to as "Sendek")

                                                              OF THE FOURTH PART

RECITALS:

1. Brook SIG Corp. ("BSIG"), a corporation incorporated under the laws of the State of Delaware, and which intends to change its name to Brookline Capital Corp., intends to purchase, directly or indirectly, from Simmonds, Intek and Sendek certain assets, including, among other things, cash, a loan receivable from Pagers Plus Cellular, and equity in Pagers Plus Cellular.

2. Financing provided by BSIG (which will include, to the extent available, an equity interest in the borrower) will be used by management companies to construct wireless specialized mobile radio systems on behalf of certain United States 220 MHz narrowband licensees.

3. All of the issued and outstanding shares of BSIG are owned by Simmonds, Intek and Sendek (sometimes hereinafter, each referred to as a "Vendor", and collectively referred to as the "Vendors").

4. The Purchaser and Simmonds, on behalf of the Vendors, entered into a letter of intent accepted on the 12th day of July, 1995 (the "Letter of Intent") pursuant to which, among other things, the Vendors agreed to sell and the Purchaser agreed to purchase all of the issued and outstanding shares of BSIG.

5. In view of the foregoing, and in accordance with the Letter of Intent, the parties wish to now enter into this Agreement in order to set out in greater detail the terms of the transaction as described in the Letter of Intent.

          NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


                                    ARTICLE 1
                                 INTERPRETATION

1.1       DEFINITIONS

          For the purpose of this Agreement, in addition to the definitions set out above:

"AFFILIATE" means, with respect to any corporation or limited liability company, any other corporation which directly or indirectly controls or is controlled by or is under direct or indirect common control with such first mentioned corporation or limited liability company, and for the purpose of this definition "control" means, with respect to any corporation or limited liability company, the ownership of voting securities to which are attached 20 per cent or more of the voting rights attached to all outstanding voting securities of such corporation or limited liability company;

"AGREEMENT" means this Agreement and all schedules attached to this Agreement, in each case as they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and unless otherwise indicated, references to Articles and sections are to Articles and sections in this Agreement and references to parties are to the parties to this Agreement;

"ASSET PURCHASE AGREEMENT" means the agreement between the Purchaser and Orvilliers in the form attached hereto as Schedule "D";

"AUDITORS" has the meaning ascribed thereto in section 2.7;

"BROOKLINE COMMON SHARES" means common shares in the capital of the Purchaser at the date hereof;

"BROOKLINE MANAGEMENT CONTRACT COMMON SHARES" means the Brookline Common Shares issuable pursuant to the Management Contracts;

"BROOKLINE PERFORMANCE COMMON SHARES" means the Brookline Common Shares issuable pursuant to section 2.2;

"BROOKLINE SHAREHOLDERS" means the holders of Brookline Common Shares;

"BROOKLINE SHAREHOLDERS CONSENT" means the written consent of the holders of a majority of the outstanding Brookline Common Shares to be obtained in connection with the transaction contemplated by section 2.1;

"BROOKLINE SHAREHOLDERS MEETING" has the meaning ascribed thereto in section
2.4;

"BSIG ASSET ACQUISITION" means the sale and assignment by the Vendors to BSIG of certain assets and agreements relating to the specialized mobile radio systems industry, as listed in Schedule "A" hereto, in exchange for the Purchased Shares;

"BSIG PRO FORMA BALANCE SHEET" has the meaning ascribed thereto in subsection 4.1.4;

"BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in the Provinces of Ontario, Quebec, British Columbia and the State of Ohio;

"CLOSING DATE" has the meaning ascribed thereto in section 2.3;

"FCC" means the United States Federal Communications Commission;

"FINANCING" means financing of any kind, including equity, secured debt and lease financing, which is provided to assist with construction or development of SMR 220 Mhz Systems or which is related in any way to their construction or development, whether directly or indirectly;

"FINDER'S FEE BROOKLINE COMMON SHARES" means the 400,000 Brookline Common Shares issuable on the Closing Date to Murray Sinclair, Sr., or his nominee, subject to regulatory approvals, as a finder's fee in connection with the transaction contemplated by this Agreement;

"INTEK MANAGEMENT CONTRACT" means the agreement between Intek and the Purchaser in the form attached hereto as Schedule "C";

"MANAGEMENT CONTRACTS" means collectively the Simmonds Management Contract and the Intek Management Contract;

"ME" means the Montreal Exchange;

"MIDLAND" means Midland International Corporation, a corporation incorporated under the laws of the State of Delaware;

"ORVILLIERS" means Orvilliers Resources Inc., a corporation incorporated under the laws of Canada;

"PERSON" means an individual, general partnership, limited partnership, limited liability company, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal or personal representative, regulatory body or agency, government or governmental agency, authority or entity, however designated or constituted;

"PURCHASER PRO FORMA BALANCE SHEET" has the meaning ascribed thereto in subsection 4.2.4;

"PURCHASED SHARES" has the meaning ascribed thereto in section 2.1;

"QUALIFYING SYSTEM" has the meaning ascribed thereto in subsection 2.2.1;

"SIMMONDS MANAGEMENT CONTRACT" means the agreement among Simmonds, Midland and the Purchaser in the form attached hereto as Schedule "B";

"SMR 220 MHZ SYSTEMS" means specialized mobile radio systems using the 220 MHz narrowband spectrum;

"TERMINATION DATE" means September 30, 1995; and

"VSE" means the Vancouver Stock Exchange.

1.2       CURRENCY

          All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3       INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

          The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4       GENDER AND NUMBER

          In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5       SCHEDULES

          The following schedules are attached to and form part of this
Agreement:

          Schedule "A"        -    BSIG Assets
          Schedule "B"        -    Simmonds Management Contract
          Schedule "C"        -    Intek Management Contract
          Schedule "D"        -    Asset Purchase Agreement

1.6       ENTIRE AGREEMENT

          This Agreement, including the schedules hereto, together with documents or instruments contemplated by or referred to in this Agreement, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof, and without limiting the generality of the foregoing, this Agreement supersedes the Letter of Intent. There are no representations, warranties, covenants or conditions with respect to the subject matter hereof, except as contained herein and in any other written agreement, document or instrument signed and delivered contemporaneously with the execution and delivery of this Agreement or contemplated by or referred to in this Agreement.

1.7       INVALIDITY OF PROVISIONS

          Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.8       GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties hereby irrevocably attorn to the jurisdiction of the courts of British Columbia.

                                   ARTICLE 2
                        SHARE PURCHASE AND REORGANIZATION

2.1       PURCHASE

2.1.1 The Purchaser shall purchase from the Vendors and the Vendors shall sell to the Purchaser the number of common shares (the "Purchased Shares") of BSIG opposite each Vendor's name below. In addition, Simmonds shall assign to the Purchaser all of its right, title and interest in and to 285,714 shares of common stock of American Digital Communications, Inc. ("ADC") and certain options to purchase additional common stock of ADC, all as described more fully in that certain letter of intent dated May 9, 1995 between Simmonds and ADC (the "ADC Securities"). In consideration for the Purchased Shares and the ADC Securities, the Purchaser shall cause the Brookline Performance Common Shares to be issued to the Vendors on the basis set out in section 2.2 and shall cause one Brookline Common Share to be issued to Simmonds on the Closing Date.

          VENDOR'S NAME            NUMBER OF PURCHASED SHARES

          Simmonds                 300
          Intek                    300
          Sendek                   300

2.1.2 At the request of Simmonds, the Purchaser will jointly elect with Simmonds in the prescribed form and within the time prescribed under subsection 85(1) of the INCOME TAX ACT (Canada) (the "Act") as to the amount they have agreed on to be deemed to be Simmonds' proceeds of disposition of the ADC Securities and the Purchaser's cost thereof. In any such election, such amount will be the "cost amount" of the ADC Securities to Simmonds within the meaning of the Act.

2.2       BROOKLINE PERFORMANCE COMMON SHARES

2.2.1 Subject to section 2.7 and subsections 2.2.3 and 2.2.4, 33,333.33 Brookline Performance Common Shares shall be issuable to each of the Vendors for each SMR 220 MHz System for which Financing is provided by BSIG (a "Qualifying System").

2.2.2 For greater certainty, the eight SMR 220 MHz Systems for which funds have already been advanced to Pagers Plus Cellular shall be deemed to be Qualifying Systems as of the date of this Agreement.

2.2.3 Upon receipt by the Purchaser, from time to time, of certificates signed by or on behalf of either Intek or Simmonds, as applicable, certifying that the number of Qualified Systems indicated below have been built to FCC specifications:

          (a)  50 Qualifying Systems, in aggregate;

          (b)  100 Qualifying Systems, in aggregate;

          (c)  150 Qualifying Systems, in aggregate; or

          (d) such number of Qualifying Systems as have been completed by the second anniversary of the Closing Date, if that number is greater than 50 and less than 150,

the unissued Brookline Performance Common Shares which are issuable based on such certificates in accordance with this section 2.2 shall be issued by the Purchaser to the Vendors.

2.2.4 In the event that less than 50 Qualifying Systems have been built to FCC specifications by the second anniversary of the Closing Date, the Purchaser shall issue to each of the Vendors the greater of:

     (i) 33,333.33 Brookline Performance Common Shares for each Qualifying System which has been built to FCC specifications; and

     (ii) the lesser of:

          (A)  1,666,667 Brookline Common Shares; and

          (B) that number of Brookline Common Shares having a fair market value equal to one-third of the aggregate net value represented by, realized from or generated by, as applicable, in any manner whatsoever, the assets listed in Schedule A hereto and the ADC Securities (all as determined by the Auditors, as defined below, as of the second anniversary of the Closing Date), upon receipt by the Purchaser of a certificate signed by or on behalf of either Intek or Simmonds, as applicable, certifying the number of Qualified Systems built to FCC specifications. For the purposes of this section 2.2.4, the "fair market value" of a Brookline Common Share will be deemed to be $0.82, which was the last trading price of the Brookline Common Shares on the ME prior to the announcement of the transaction contemplated by section 2.1.

2.2.5 During the period from the Closing Date to and including the third anniversary of the Closing Date, each Vendor shall not transfer in any matter whatsoever any Brookline Performance Common Shares issued to such Vendor, except: (a) with the written consent of the Purchaser; or (b) for transfers which constitute pledges of Brookline Performance Common Shares to secure BONA FIDE debts or other obligations of such Vendor; or (c) for transfers to Affiliates of such Vendor, provided such Affiliates agree in writing to be bound by the provisions of this paragraph.

2.3       CLOSING

          The transaction contemplated by section 2.1 shall be completed on September 20, 1995 (the "Closing Date") at 2:30 p.m. (Eastern Standard Time) (or on such other date as the parties may agree to in writing) at which time, provided all conditions precedent set out in Article 5 have been satisfied or waived, the Vendors shall deliver to the Purchaser share certificates representing the Purchased Shares and Simmonds shall deliver to the Purchaser any share certificates or other documents in its possession evidencing title to the ADC Securities, all duly endorsed for transfer in blank, and the Purchaser shall deliver to Simmonds a share certificate representing one Brookline Common Share.

2.4       BOARD OF DIRECTORS OF PURCHASER, SECTION 2.1 TRANSACTION, ETC.

          At the meeting of the Brookline Shareholders scheduled to be held on or about September 26, 1995, including any adjournments thereof (the "Brookline Shareholders Meeting"), the Brookline Shareholders shall be asked to, among other things: (a) approve, ratify and confirm the transaction contemplated by section 2.1; (b) elect Mr. Nicholas Wilson, Mr. John Simmonds and Mr. David O'Kell directors of the Purchaser; and (c) approve amendments to the Purchaser's Stock Option Plan (1995), as amended, to authorize the issuance of an additional 1,800,000 Brookline Common Shares pursuant to options granted under such Plan.

2.5       CHAIRMAN AND PRESIDENT OF PURCHASER

          As soon as possible following the completion of the transaction contemplated by section 2.1, the Board of Directors of the Purchaser shall meet to appoint Mr. John Simmonds and Mr. David O'Kell the Chairman and the President, respectively, of the Purchaser.

2.6       CHANGE OF NAME

          At the Brookline Shareholders Meeting, the Brookline Shareholders shall also be asked to approve the change of the Purchaser's name to "Brookline Capital Inc.". As soon as possible following such approval by the Brookline Shareholders at the Brookline Shareholders Meeting, the Purchaser shall cause articles of amendment to be filed changing the Purchaser's name to "Brookline Capital Inc.".

2.7       ADJUSTMENT PROVISIONS

          If the Purchaser, at any time during which any Brookline Performance Common Shares remain unissued and potentially issuable on or after the date of this Agreement and within two years of the Closing Date, shall:

          (a) issue or cause to be issued any Brookline Common Shares or securities convertible into or granting rights to acquire Brookline Common Shares (unless contemplated by this Agreement) at an issue price which is less than that permitted by the rules of the ME for private placement offerings by listed companies; or

          (b) effect any changes to its share capital which affect the Brookline Common Shares, including without limitation, the subdivision, consolidation, exchange, conversion or reclassification of Brookline Common Shares, the reorganization of its share capital or any consequential change thereto resulting from the merger or amalgamation by the Purchaser with any other corporation; or

          (c)  declare a share dividend on Brookline Common Shares;

then the number of Brookline Performance Common Shares which remain unissued and potentially issuable shall be equitably and proportionately adjusted, based on a determination of the external independent auditors of the Purchaser (the "Auditors"), with a view to ensuring that the Vendors ultimately are entitled to receive the number of Brookline Performance Common Shares as a proportion of all Brookline Common Shares outstanding after the event or change described in paragraph (a), (b) or (c) above, as they would have been entitled to receive if all Brookline Performance Common Shares issuable hereunder had been issued on the Closing Date. Pursuant to the Management Contracts, if any of the foregoing events or changes occur, a corresponding adjustment shall be made to the number of Brookline Management Contract Common Shares which remain issuable thereunder.

          If any event occurs of the type contemplated by the provisions of this section 2.7, or is similar thereto, but is not expressly provided for by such provisions, then the Purchaser's Board of Directors will direct the Auditors to determine an appropriate adjustment in the number of Brookline Performance Common Shares and, pursuant to the Management Contracts, in the number of Brookline Management Contract Common Shares, which remain unissued and potentially issuable, so as to protect the rights of the Vendors.

          Proportionate adjustments shall be carried out in the following manner:

          (i) the Purchaser shall give not less than 14 Days notice to the Vendors and the Auditors of its intention to cause any of the events or effect any of the changes mentioned above;

          (ii) the notice shall contain a description of the event or change contemplated by the Purchaser in sufficient detail to permit a full understanding and assessment thereof; and

          (iii) the Auditors shall provide written notice to the Vendors and the Purchaser of their determination of the required adjustment not less than 5 Days prior to the event or change, failing which (unless the Vendors consent otherwise in writing) the Purchaser shall not proceed with the event or change.

          The Purchaser shall not be required to make any adjustment if the determination of the Auditors indicates that pursuant to the adjustment, the Vendors would receive less than one percent (1%) more or less Brookline Performance Common Shares or Brookline Management Contract Common Shares, as applicable, than they would otherwise receive; provided however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken in to account in any subsequent adjustment.

          The adjustments provided for in this section 2.7 are cumulative and will be made successively whenever an event referred to herein occurs.

          The adjustments provided for in this section 2.7 shall not be applied to any Brookline Performance Common Shares issuable pursuant to subclause
(ii)(B) of section 2.2.4, unless the event referred to herein occurs between the second anniversary of the Closing Date and the date upon which such shares are issued to the Vendors.

          The determination of the equitable and proportionate adjustment made by the Auditors shall be binding upon the parties.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1       REPRESENTATIONS AND WARRANTIES OF THE VENDORS

          Each Vendor severally (and, for further certainty, not jointly or jointly and severally) represents and warrants to the Purchaser that:

3.1.1 each Vendor is duly incorporated or formed, as applicable, and validly existing under the laws of its jurisdiction of incorporation or formation and has the corporate or other necessary power, as applicable, and authority to own, lease and operate its properties and assets;

3.1.2 each Vendor has the corporate or other necessary power, as applicable, and authority to enter into this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by each Vendor and constitutes a valid and binding obligation of each Vendor enforceable against it in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

3.1.3 the execution and delivery of this Agreement by each Vendor and the consummation by each Vendor of the transaction contemplated hereby do not contravene the articles or other constating documents of such Vendor, or any applicable laws which could reasonably be expected to prevent or materially hinder the completion of the transaction contemplated by this Agreement, or any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument, written or oral, to which each Vendor is a party or by which it is bound;

3.1.4 all necessary corporate or other necessary action, as applicable, will, prior to the Closing Date, be taken by each Vendor to authorize the execution and delivery by each Vendor of this Agreement and, in the case of Simmonds and Intek, the Management Contract to which it is a party. On the Closing Date, the Management Contract to which each of Simmonds and Intek is a party will be duly executed and delivered by each such Vendor and will constitute a valid, binding and legally enforceable agreement of such Vendor enforceable against it in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

3.1.5 BSIG is duly incorporated and validly existing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and assets, to carry on its business as it is now being carried on, and to carry on the business described in the recitals to this Agreement;

3.1.6 the authorized capital of BSIG consists of 900 common shares, all of which have been duly issued and are outstanding as fully paid;

3.1.7 there are no agreements, options, warrants, rights of conversion or other rights pursuant to which BSIG is or may become obligated to issue any common shares or any securities convertible into common shares;

3.1.8 on the Closing Date, all agreements or restrictions which limit or restrict the transfer of the Purchased Shares to the Purchaser will have been complied with and each Vendor will have good and marketable title to its Purchased Shares and the full legal right, power and authority to sell and transfer its Purchased Shares to the Purchaser free and clear of all liens, charges, encumbrances and adverse claims;

3.1.9 BSIG owns and has good and marketable title, free and clear of all liens, charges and encumbrances, to all assets used in connection with its business (which, when acquired, will include all assets acquired under the BSIG Asset Acquisition);

3.1.10 there are no actions, suits, investigations or other proceedings in progress, pending or threatened against BSIG;

3.1.11    immediately following completion of the transaction contemplated by section 2.1, the BSIG Pro Forma Balance Sheet will be correct in all material respects; and

3.1.12 the foregoing representations and warranties of each Vendor will be true on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except as affected by the transactions contemplated or permitted by this Agreement or agreements scheduled or ancillary hereto.

3.2       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents and warrants to the Vendors that:

3.2.1 the Purchaser is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate its properties and assets, to carry on its business as it is now being carried on and to assist BSIG in carrying on the business to be carried on by BSIG as described in the recitals to this Agreement;

3.2.2 the Purchaser has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

3.2.3 the execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transaction contemplated hereby do not contravene the articles or other constating documents of the Purchaser, or any applicable laws which could reasonably be expected to prevent or materially hinder the completion of the transaction contemplated by this Agreement, or any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument, written or oral, to which the Purchaser is a party or by which it is bound;

3.2.4 the authorized capital of the Purchaser consists of an unlimited number of Brookline Common Shares, of which 21,248,636 have been duly issued and are outstanding as fully paid, and there are no options, warrants or other rights, commitments or other agreements outstanding that obligate the Purchaser to issue any Brookline Common Shares, options, or other rights to acquire Brookline Common Shares or acquire securities which are convertible or exchangeable directly or indirectly into Brookline Common Shares, other than (a) as contemplated by this Agreement, and (b) unexercised options to purchase 2,000,000 Brookline Common Shares issued under the Purchaser's Stock Option Plan
(1995), as amended;

3.2.5 the Purchaser has filed all tax returns required to be filed by it in all applicable jurisdictions and it has paid all taxes, levies, assessments, reassessments, penalties, interest and fines due and payable by it and all such tax returns properly reflect the taxable income and liability for taxes of the Purchaser in the relevant tax year;

3.2.6 provided that the transaction contemplated by this Agreement is completed on the terms set forth herein and the Brookline Shareholders Consent is obtained, the Brookline Performance Common Shares and the Brookline Management Contract Common Shares to be issued will be duly and validly authorized for issuance as of the Closing
Date and, upon their issuance, will be duly and validly issued and outstanding as fully paid Brookline Common Shares;

3.2.7 all necessary corporate action will, prior to the Closing Date, be taken by the Purchaser to authorize the execution and delivery by the Purchaser of this Agreement, the Simmonds Management Contract, the Intek Management Contract and the Asset Purchase Agreement, which on the Closing Date, will each be duly executed and delivered by the Purchaser and will constitute valid, binding and legally enforceable agreements of the Purchaser enforceable against it in accordance with their terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

3.2.8 the Purchaser is a reporting issuer not in default under applicable securities laws in the Provinces of Quebec, British Columbia and Ontario; the Brookline Common Shares are listed on the ME and VSE and have not been cease traded by any applicable Canadian securities regulatory authority;

3.2.9 apart from the liabilities to be assumed by Orvilliers pursuant to the Asset Purchase Agreement, the Purchaser has, and shall have as of the Closing Date, no liabilities (actual, accrued, contingent or otherwise) other than liabilities incurred in the ordinary course of business not exceeding $100,000;

3.2.10 there are no actions, suits, investigations or other proceedings in progress, pending or threatened against or of the Purchaser;

3.2.11 since July 12, 1995, the Purchaser has not taken any action, directly or indirectly, with the intention of adversely affecting the approval of the transaction contemplated by this Agreement or the completion thereof and, there has been no material adverse change (or any event, condition or state of facts which may reasonably be expected to give rise to any such change), in the assets, financial condition, business or prospects of the Purchaser;

3.2.12 since July 12, 1995, the Purchaser has conducted its business in the ordinary course consistent with prior practice and has not entered into any transactions with Persons not dealing at arm's length (within the meaning of the INCOME TAX ACT (CANADA));

3.2.13 to the best of its knowledge, there is no valid basis for any action, suit, investigation or other proceeding against or of the Purchaser under any applicable law relating to the environment or the release of any hazardous substance into the environment;

3.2.14    immediately following completion of the transaction contemplated by section 2.1, the Purchaser Pro Forma Balance Sheet will be correct in all material respects;

3.2.15 the Purchaser is in compliance with all laws applicable to it, the non-compliance with which could reasonably be expected to result in a material adverse change in the Purchaser or prevent the completion of the transaction contemplated by this Agreement; and

3.2.16 the foregoing representations and warranties of the Purchaser will be true on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except as affected by the transactions contemplated or permitted by this Agreement or agreements scheduled or ancillary hereto.


                                    ARTICLE 4
                                    COVENANTS

4.1       COVENANTS OF VENDORS

          Each Vendor severally (and, for further certainty, not jointly or jointly and severally) covenants to:

4.1.1 cause BSIG to give to the Purchaser's representatives full access during business hours from the date hereof to the Closing Date to all its assets, agreements and records and furnish them with such information as they may reasonably request;

4.1.2 on the Closing Date, cause all directors and officers of BSIG to resign, and if requested by the Purchaser, shall cause nominees of the Purchaser to be elected or appointed directors of BSIG;

4.1.3 not take any action which might, directly or indirectly, interfere or be inconsistent with or otherwise adversely affect the consummation of the transaction contemplated by this Agreement;

4.1.4 cause BSIG to deliver to the Purchaser within two Business Days of the date of this Agreement an internally prepared PRO FORMA balance sheet (the "BSIG Pro Forma Balance Sheet") reflecting accurately in all material respects the financial position of BSIG immediately following completion of the transaction contemplated by section 2.1; and

4.1.5 provide the Purchaser with all relevant information, if any, for inclusion in an information circular to be provided to Brookline Shareholders in connection with the Brookline Shareholders Meeting to enable the Purchaser to meet applicable standards for such documentation.

4.2       COVENANTS OF PURCHASER

          The Purchaser covenants to:

4.2.1 not take any action which might, directly or indirectly, interfere or be inconsistent with or otherwise adversely affect the consummation of the transaction contemplated by this Agreement;

4.2.2 in connection with each approval, consent, waiver or order required to be obtained from the Brookline Shareholders or any regulatory or governmental authority or private party in connection with approval of the transaction contemplated by this Agreement, recommend that Brookline Shareholders vote for, or consent in writing to, the approval of the transaction and support the granting of any such approval, consent, waiver or order by such regulatory or governmental authority or private party;

4.2.3 give the Vendors' representatives full access during business hours from the date hereof to the Closing Date to all its assets, agreements and records and furnish them with such information as they may reasonably request;

4.2.4 deliver to the Vendors within two Business Days of the date of this Agreement an internally prepared PRO FORMA balance sheet (the "Purchaser Pro Forma Balance Sheet") reflecting accurately in all material respects the financial position of the Purchaser immediately following completion of the transaction contemplated by section 2.1;

4.2.5 not take any action, while section 2.7 continues to apply, to cause the Purchaser to become a private company or to cause the Brookline Common Shares to cease to be listed on the ME or the VSE, except with the written consent of the Vendors entitled to any potentially issuable Brookline Performance Common Shares or Brookline Management Contract Common Shares;

4.2.6 continue being a reporting issuer in good standing in the jurisdictions where it is currently one for not less than 40 months from the Closing Date; and

4.2.7 in a timely manner, prepare and file an information circular relating to the approval by Brookline Shareholders of the matters contemplated by sections 2.4 and 2.6 in all jurisdictions where the same is required and mail the same in accordance with applicable law, and ensure that such information circular complies with all applicable disclosure laws, and without limiting the generality of the foregoing, will provide Brookline Shareholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters before them.

4.3       MUTUAL COVENANT

          Each of the Vendors and the Purchaser covenants to use its best efforts to satisfy, or cause the satisfaction of, the conditions precedent to its obligations hereunder and take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or advisable under applicable law and regulations to complete the transaction contemplated hereby and use its best efforts to cooperate with the other parties in connection with the performance by the others of their obligations under this Agreement.

                                     ARTICLE 5
                       CONDITIONS PRECEDENT AND SUBSEQUENT

5.1       MUTUAL CONDITIONS PRECEDENT

          The respective obligations of the Vendors and the Purchaser to complete the transaction contemplated by section 2.1 shall be subject to the fulfilment, or mutual waiver in writing by the Vendors and the Purchaser, on or before the Closing Date, of each of the following conditions precedent:

5.1.1          receipt of the Brookline Shareholders Consent;

5.1.2 all other consents, waivers, orders, exemptions and approvals, including any regulatory and judicial approvals and orders (including the conditional approval of the ME and the VSE, subject to ratification of the transaction by the Brookline Shareholders at the Brookline Shareholders Meeting, of the listing of the Brookline Performance Common Shares and the Brookline Management Contract Common Shares), which the Vendors and the Purchaser agree are required for the completion of the transaction contemplated by section 2.1, shall have been obtained or received and reasonably satisfactory evidence thereof shall have been delivered to all parties;

5.1.3          the Closing Date shall occur on or prior to the Termination Date;
and

5.1.4 no preliminary or permanent injunction, restraining order, cease trading order or other order of any court, regulatory body or agency which prevents the consummation of the transaction contemplated by this Agreement shall have been issued and remain in effect and no action or proceeding to obtain such an order shall be pending or threatened.

5.2       CONDITIONS PRECEDENT OF THE PURCHASER

          The obligation of the Purchaser to complete the transaction contemplated by section 2.1 shall be subject to the fulfilment, or waiver in writing by the Purchaser, on or before the Closing Date, of each of the following conditions precedent:

5.2.1 the Purchaser, acting reasonably and diligently, shall have completed its due diligence review of BSIG and the Vendors and the results of such review shall be satisfactory to the Purchaser in its sole discretion acting reasonably;

5.2.2 Simmonds, Midland and Intek shall have executed and delivered the respective Management Contracts;

5.2.3 the BSIG Asset Acquisition shall have been completed to the satisfaction of the Purchaser acting reasonably;

5.2.4 all necessary corporate or other necessary action, as applicable, shall have been taken by each of the Vendors to authorize the execution and delivery of this Agreement and any agreements scheduled or ancillary hereto to which such Vendor is a party and each Vendor shall have performed in all material respects each obligation to be performed by it prior to the Closing Date either hereunder or thereunder;

5.2.5          the representations and warranties of each Vendor set out in
Article 3 shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement or agreements scheduled or ancillary hereto;

5.2.6 each of the Vendors shall have observed its covenants hereunder in all material respects;

5.2.7 the Purchaser shall have received a certificate of each of the Vendors, dated the Closing Date, signed in each case by a senior officer to the effect that, to the best of the knowledge, information and belief of such officer, the conditions precedent specified in subsections 5.2.1, 5.2.2, 5.2.3, 5.2.4, 5.2.5 and 5.2.6 have been fulfilled; and

5.2.8 the Purchaser shall have received opinions of counsel to the Vendors and BSIG concerning the transaction contemplated by this Agreement in form and substance satisfactory to counsel to the Purchaser, acting reasonably.

5.3       CONDITIONS PRECEDENT OF THE VENDORS

          The obligations of the Vendors to complete the transaction contemplated by section 2.1 shall be subject to the fulfilment, or waiver in writing by each of the Vendors, on or before the Closing Date, of each of the following conditions precedent:

5.3.1 each of the Vendors, acting reasonably and diligently, shall have completed its due diligence review of the Purchaser and the results of such review shall be satisfactory to each of the Vendors in its sole discretion acting reasonably;

5.3.2 the sale of assets and assignment of obligations of the Purchaser to Orvilliers pursuant to the Asset Purchase Agreement shall have been completed and photocopies of an executed copy of the Asset Purchase Agreement and all material documents ancillary thereto have been delivered to each of the Vendors;


5.3.3 the Purchaser shall hold cash or treasury bills or other evidences of indebtedness issued, or fully guaranteed as to principal and interest, by any of the Federal, Provincial or Territorial Governments of Canada maturing not more than 30 days from the Closing Date having an aggregate fair market value of not less than $5,000,000 (less the Purchaser's reasonable costs related to the transaction contemplated by this Agreement and normal course business expenses of the Purchaser incurred after the date hereof and prior to the Closing Date, all of the foregoing not to exceed $100,000 in aggregate), to which the Purchaser shall have good and marketable title, free and clear of all liens, charges, encumbrances and adverse claims;

5.3.4 the Purchaser shall have executed and delivered the Management Contracts and have issued to each of Simmonds and Intek 250,000 Brookline Management Contract Common Shares;

5.3.5 the board of directors of Intek and the managing members of Sendek shall have approved the transaction contemplated by this Agreement;

5.3.6 all necessary corporate action shall have been taken by the Purchaser to authorize the execution and delivery of this Agreement and any agreements scheduled or ancillary hereto to which it is a party and the Purchaser shall have performed in all material respects each obligation to be performed by it hereunder or thereunder;

5.3.7          the representations and warranties of the Purchaser set out in
Article 3 shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement or agreements scheduled or ancillary hereto;

5.3.8 the Purchaser shall have observed its covenants hereunder in all material respects;

5.3.9 the ME and the VSE shall have confirmed that trading of Brookline Common Shares will resume on the Closing Date or the next following Business Day upon those exchanges being notified by the Purchaser that the transaction contemplated by section 2.1 has been completed;

5.3.10 the Vendors shall have received a certificate of the Purchaser, dated the Closing Date, signed by a senior officer of the Purchaser to the effect that, to the best of the knowledge, information and belief of such officer, the conditions precedent specified in subsections 5.3.1, 5.3.2, 5.3.3, 5.3.4, 5.3.5, 5.3.6, 5.3.7, 5.3.8 and 5.3.9 have been fulfilled; and

5.3.11 the Vendors shall have received an opinion of counsel to the Purchaser concerning the transaction contemplated by this Agreement in form and substance satisfactory to counsel to the Vendors, acting reasonably.

5.4       CONDITIONS PRECEDENT NOTICES

5.4.1 Each of the Vendors and the Purchaser shall give prompt notice to the others of the occurrence or failure to occur, at any time from the date hereof to the Closing Date, of any event or state or facts which occurrence or failure would, or would be likely to:

          (a) cause any of the representations or warranties of any party contained herein to be untrue or inaccurate in any material respect, or

          (b) result in the failure to comply with or satisfy any covenant, condition precedent or agreement to be complied with or satisfied by any party hereunder;

provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions precedent to the obligations hereunder.

5.4.2 No party may elect not to complete the transaction contemplated by section 2.1 pursuant to the conditions precedent contained herein unless, on or prior to the Closing Date, the party intending to rely thereon has delivered a written notice to the party it alleges to be in breach (the "Defaulting Party"), specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis of the non-fulfilment of the applicable condition precedent.

5.5       SATISFACTION OF CONDITIONS PRECEDENT

          The conditions precedent set out in this Article 5 shall be conclusively deemed to have been satisfied, waived or released when the transaction contemplated by section 2.1 has been completed on the Closing Date.

5.6       MUTUAL CONDITION SUBSEQUENT

          Unless the ME waives, in form and on terms satisfactory to the parties, the requirement for Brookline Shareholder approval of the transaction contemplated by section 2.1, if such approval is not obtained at the Brookline Shareholders Meeting, the parties will forthwith negotiate in good faith the means of most expeditiously reversing the transactions contemplated by this Agreement with a view to restoring the parties as nearly as practically possible to their respective positions prior to the Closing Date, except that Simmonds and Intek shall be entitled to retain any Brookline Management Contract Common Shares issued at any time prior to the date of the Brookline Shareholders Meeting.


                                    ARTICLE 6
                       TERMINATION, SURVIVAL AND AMENDMENT

6.1       TERMINATION

          Unless the parties agree otherwise in writing, this Agreement, excluding sections 7.1 and 7.4, shall forthwith terminate in the event the Closing Date does not occur on or before the Termination Date.

6.2       SURVIVAL

          Subject to section 6.1, this Agreement will survive completion of the transaction contemplated by section 2.1, including, for greater certainty, but without limiting the generality of the foregoing, the provisions set out below:

          (a)  the representations and warranties of each of the parties in
          Article 3 shall survive notwithstanding any investigations made by or on behalf of any of the parties;

          (b) the obligations of the Purchaser in section 2.2 shall survive until 15,000,000 Brookline Performance Common Shares (or such greater or lesser number as may be determined to be the maximum number issuable in accordance with section 2.7) have been issued pursuant thereto;

          (c) the obligations of the Purchaser in sections 2.4, 2.5 and 2.6 shall survive until completed pursuant to the terms thereof;

          (d) the provisions of section 2.7 shall survive and continue to apply to section 2.2 and to the Management Contracts until all potentially issuable Brookline Performance Common Shares and Brookline Management Contract Common Shares have been issued; and

          (e) the provisions of section 5.6 shall survive until the earliest of:

               (i) waiver by the ME, in form and on terms satisfactory to the parties, of the requirement for Brookline Shareholder approval of the transaction contemplated by section 2.1,

              (ii) Brookline Shareholder approval of the transaction contemplated by section 2.1 being obtained, and

             (iii) reversal of the transactions contemplated by this Agreement as described in section 5.6.

6.3       AMENDMENT

          Subject to applicable law, this Agreement may, at any time and from time to time before and after the Brookline Shareholders Meeting, be amended by written agreement of the parties without further notice to or action on the part of the Brookline Shareholders; provided that, after ratification of the transaction contemplated by section 2.1 at the Brookline Shareholders Meeting, this Agreement shall not be amended in a manner materially prejudicial to the Brookline Shareholders without the approval of the Brookline Shareholders given in the same manner as required for the approval of the transaction contemplated by section 2.1.

                                    ARTICLE 7
                                     GENERAL

7.1       COMMISSIONS, FEES AND EXPENSES

          Each of the parties represents and warrants to the others that it has not done any act which would give rise to any valid claim against another party for a brokerage commission, finder's fee or other like payment, other than the right to the Finder's Fee Brookline Common Shares granted by the Purchaser.

          Each party acknowledges that it shall be responsible for its own out-of-pocket fees and expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by them, respectively, in connection with the transaction contemplated by this Agreement, regardless of whether the transaction is completed or not.

7.2       NOTICES

          Notices and other communications hereunder shall be in writing and shall be delivered by hand or sent by telecopier to the parties at the following addresses or such other addresses as shall be specified by the parties by like notice, and shall be deemed to be received at the time of delivery by hand or at the time such telecopy is received:

          (a)  if to Simmonds:     Simmonds Communications Ltd.
                                   5255 Yonge Street
                                   Suite 1050
                                   Toronto, Ontario
                                   M2N 6P4

                                  Attention:     David O'Kell
                                  Telecopier:    (416) 221-3800

          (b)  if to Intek:       Intek Diversified Corporation
                                  970 West 190th Street
                                  Suite 720
                                  Torrance, California
                                  90502

                                  Attention:     David Neibert
                                  Telecopier:    310-366-7712

          (c)  if to Sendek:      Sendek Travel, Limited
                                  6655 West Sahara Boulevard
                                  Suite B200
                                  Las Vegas, Nevada

                                 89102

                                 Attention:     Ms. Geri Morrison

   (d)  if to the Purchaser:     Brookline Minerals Inc.
                                 999 West Hastings Street
                                 Suite 900
                                 Vancouver, British Columbia
                                 V6C 2W2

                                 Attention:     Murray Sinclair, Sr.
                                 Telecopier:    (604) 683-6958

7.3       ASSIGNMENT

          This Agreement and all the provisions hereof shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights hereunder shall be assigned by any party without the prior written consent of the other parties.

7.4       CONFIDENTIALITY AND PUBLIC NOTICES

          The Purchaser shall not, directly or indirectly, use for its own purposes or communicate to any other Person any confidential information or data relating to the Vendors or BSIG or their respective businesses which becomes known to the Purchaser, its accountants, legal advisers or representatives as a result of the Vendors making the same available in connection with the transaction contemplated hereby.

          Subject to applicable laws and regulatory requirements, no press release or other announcement concerning the transaction contemplated by this Agreement shall be made by the Vendors or the Purchaser without the prior written consent of the others (such consent not to be unreasonably withheld).
If a public announcement is necessary due to applicable laws and/or regulatory requirements, the party making the announcement shall use its best efforts to give prior oral or written notice to the other parties, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure.

7.5       COUNTERPARTS

          This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.6       TIME OF THE ESSENCE

          Time shall be of the essence of this Agreement.

7.7       FURTHER ASSURANCES

          Each of the parties shall properly do, make, execute or deliver or cause to be done, made, executed or delivered, all such further acts, documents and things as the other parties may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to the full extent the provisions of this Agreement.

          IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


                              BROOKLINE MINERALS INC.


                              Per:  /s/
                                    _________________________________



                              SIMMONDS COMMUNICATIONS LTD.


                              Per:  /s/
                                    _________________________________



                              INTEK DIVERSIFIED CORPORATION


                              Per:  /s/
                                    _________________________________



                              SENDEK TRAVEL, LIMITED


                              Per:  /s/
                                    _________________________________

                                  SCHEDULE "A"
                                   BSIG ASSETS


1. 57,691.5 shares of common stock of Pagers Plus Cellular, a California corporation ("PPC").

2. A Secured Promissory Note in the principal amount of U.S. $250,000 issued by PPC to SLW Properties, Ltd. ("SLWP") on May 9, 1995 (the "Note") pursuant to a Loan Agreement between SLWP and PPC dated as of May 9, 1995.

3. A security interest in certain assets of PPC pursuant to a Security Agreement between SLWP and PPC dated as of May 9, 1995.

4. The right of SLWP to assume PPC's rights under certain management and joint venture agreements if PPC fails to repay the Note by November 11, 1995 as provided in an Assignment Agreement among SLWP, PPC and Kohrman Jackson & Krantz dated as of May 9, 1995.

5.   U.S. $25,000 in cash.

6. The rights and interests of Simmonds under that certain letter of intent, dated May 9, 1995, between Simmonds and American Digital Communications, Inc., a Wyoming corporation ("ADC"), other than the rights and interest of Simmonds to purchase 285,714 shares of common stock of ADC and options to purchase additional common stock of ADC.

                                  SCHEDULE "B"

                          MANAGEMENT SERVICES AGREEMENT

          THIS AGREEMENT made as of the      day of August, 1995.

B E T W E E N:

               BROOKLINE MINERALS INC.,
               a corporation incorporated under the laws of Canada

               (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

                                     - and -


               SIMMONDS COMMUNICATIONS LTD.,
               a corporation incorporated under the laws of the Province of Ontario

               (hereinafter referred to as "SCL")

                                                              OF THE SECOND PART

                                     - and -

               MIDLAND INTERNATIONAL CORPORATION,
               a corporation incorporated under the laws of the State of Delaware

               (hereinafter referred to as "Midland")

                                                               OF THE THIRD PART

RECITALS:

1. The Corporation and SCL, Intek Diversified Corporation and Sendek Travel, Limited (collectively, the "Vendors") have entered into an agreement of purchase and sale made as of the 24th day of August, 1995 (the "Share Purchase Agreement"), pursuant to which the Corporation has agreed to purchase from the Vendors all of the issued and outstanding shares of Brook SIG Corp. ("BSIG"), a company whose primary business objective is to provide financing to management companies who construct, manage and operate wireless specialized mobile radio systems on behalf of United States 220 MHz narrowband licensees.

2. In conjunction with the share purchase transaction, SCL has agreed to provide certain management services to the Corporation.

3.   Midland is a wholly-owned subsidiary of SCL.

4. Pursuant to the Share Purchase Agreement, the execution and delivery by the Corporation, SCL and Midland of a management services agreement which obliges SCL to provide the services described herein in exchange for the common shares of the Corporation which are issuable to SCL hereunder, is a condition precedent to the completion of the share purchase transaction contemplated thereby.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set out herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


1. DEFINITIONS. For the purpose of this Agreement, in addition to the definitions set out above:

     (a) "AFFILIATE" means, with respect to any corporation, any other corporation which directly or indirectly controls or is controlled by or is under direct or indirect common control with such first mentioned corporation, and for the purpose of this definition "control" means, with respect to any corporation, the ownership of voting securities to which are attached 20 per cent or more (or, for the purpose of section 9.1 only, 50 per cent or more) of the voting rights attached to all outstanding voting securities of the corporation;

     (b) "AGREEMENT" means this management services agreement, as the same may be amended and supplemented from time to time;

     (c) "BROOKLINE COMMON SHARES" means common shares in the capital of the Corporation as constituted at the date hereof;

     (d) "BROOKLINE MANAGEMENT CONTRACT COMMON SHARES" has the meaning ascribed thereto in section 4;

     (e) "CLOSING DATE" has the meaning ascribed to that term in the Share Purchase Agreement; and

     (f)  "TERM" means the term of this Agreement.

2. RETAINER TO PROVIDE MANAGEMENT SERVICES. The Corporation hereby retains SCL to provide it and its subsidiary, BSIG, with various management services as specified in section 7, during the Term.

3. TERM. The Term shall commence on the Closing Date and terminate on the first anniversary of such date. The Corporation shall be entitled to terminate this Agreement at any time upon thirty (30) days prior written notice to SCL, but in that event, except where the termination is for "just cause", the Corporation shall immediately issue to SCL all of the Brookline Management Contract Common Shares which remain unissued, whether or not accrued. For the purposes of this section 3, "just cause" shall mean a fundamental breach of this Agreement by SCL which, under common law, entitles the Corporation to terminate all of its obligations under this Agreement.

                                     -3-
4.   MANAGEMENT SERVICES FEES.

4.1 In consideration of the management services to be provided by SCL to the Corporation and BSIG hereunder, SCL shall be entitled to receive one million (1,000,000) Brookline Common Shares (the "Brookline Management Contract Common Shares"). Subject to section 4.2, two hundred and fifty thousand (250,000) Brookline Management Contract Common Shares shall be issued to SCL on each of the following dates:

          (a)  the Closing Date;

          (b)  the date which is three (3) months after the Closing Date;

          (c)  the date which is six (6) months after the Closing Date; and

          (d)  the date which is nine (9) months after the Closing Date.

4.2 If Brookline, at any time during which any Brookline Management Contract Common Shares remain unissued, shall take any of the actions contemplated by the provisions of section 2.7 of the Share Purchase Agreement, then the procedure set out in that section shall be followed and the appropriate equitable and proportionate adjustment determined pursuant to the provisions of section 2.7, if any, shall be made to the number of unissued Brookline Management Contract Common Shares.

4.3 SCL agrees that, without the prior written consent of the Corporation, it will not sell, assign or otherwise transfer any of the Brookline Management Contract Common Shares for a period of three (3) years from the Closing Date, except that this restriction shall not apply to the following transactions in such shares:

          (a)  pledges to secure bona fide debts or other obligations; or

          (b) sales or transfers to Affiliates of SCL who agree to be bound by the provisions of this section 4.3.

5.   EXPENSES.      The Corporation shall, or shall cause BSIG to, reimburse SCL for all of its reasonable expenses incurred in connection with the provision of management services to either the Corporation or BSIG within thirty (30) days following submission of applicable receipts or other supporting documentation. For greater certainty, the expenses of SCL shall be deemed not to include salaries or other compensation paid or payable by SCL to its employees, or any amounts paid to consultants or independent contractors who have been hired to perform any portion of the services described in section 7.

6. ACCESS TO INFORMATION. During the Term, the Corporation shall, or shall cause BSIG to, ensure that SCL and its representatives have access to all financial statements and other records and information of the Corporation and BSIG which are available to the shareholders and directors of those corporations generally. In addition, the Corporation agrees to provide SCL and its representatives with access to its management information systems and to cause BSIG to do the same.

7. RESPONSIBILITIES OF SCL. During the Term, SCL shall provide the Corporation and BSIG with certain administrative and management services including, INTER ALIA, the following services:

     (a) STRATEGIC PLANNING. By making its Chairman and Chief Executive Officer and its Executive Vice-President available to the Corporation on a part time basis, SCL shall provide the Corporation with advice and assistance on the formulation and implementation of its strategic planning initiatives.

     (b) FIELD ASSESSMENT AND MARKETING ASSISTANCE. Both directly and through Midland, SCL shall provide advice and assistance to the Corporation and BSIG, from time to time, on their field assessment and marketing activities.

     (c) ACCOUNTING AND FINANCIAL MANAGEMENT. SCL shall provide advice and assistance to the Corporation, from time to time, on the management of its accounting function and corporate finance activities.

     (d) NEGOTIATION OF FINANCING CONTRACTS. SCL shall assist the Corporation and BSIG, from time to time, in the negotiation of contracts to provide financing in various forms for management companies who construct, manage and operate wireless specialized mobile radio systems on behalf of United States 220 MHz narrowband licensees, including consulting on the business assessment and technical review of the 220 MHz systems to be constructed.

     (e) NEGOTIATIONS WITH EQUIPMENT SUPPLIERS. SCL, either directly or through Midland, shall assist the Corporation and BSIG, from time to time, in the negotiation of purchasing terms with suppliers of radio equipment and in the selection of such equipment.

     (f) PUBLIC RELATIONS. SCL may assist the corporation, upon request, with the management of its corporate public relations function, including advising it on handling its relations with its shareholders.

     (g) COMPUTER SERVICES. SCL shall, to the extent feasible, provide the Corporation with computer-related services.

8. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation represents and warrants to SCL that:

     (a) the Corporation has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

     (b) the Corporation has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

     (c) this Agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable against it in accordance with its terms;

     (d) the Corporation has duly authorized the issuance of such number of Brookline Common Shares as shall be necessary to issue the Brookline Management Contract Common Shares as contemplated herein and such shares, when issued, will be validly issued as fully paid shares of the Corporation; and

     (e) other than any required stock exchange approvals, no consent is required of, or notice required to be given to, any person by the Corporation in respect of any of the transactions contemplated herein or any part thereof.

9.   MISCELLANEOUS.

9.1 Midland shall pay (or shall cause its Affiliates to pay, as applicable), the Corporation semi-annually within 30 days of June 30 and December 31 an amount equal to 5% of the net selling price paid for radio equipment by management companies who purchase such equipment from Midland or any of its Affiliates for use in the construction or operation of Qualifying Systems (as that term is defined in the Share Purchase Agreement).

9.2 In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

9.3 The headings in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

9.4 This Agreement and all amendments hereof and waivers and consents hereunder shall be governed by and construed in accordance with the law of the Province of British Columbia and the laws of Canada applicable therein and the parties hereby irrevocably attorn to the jurisdiction of the courts of British Columbia.

9.5  Time shall be of the essence of this Agreement.

9.6 The provisions of this Agreement are intended to be and shall be deemed severable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

9.7 All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by facsimile as described below, and shall be deemed given on the date on which such delivery is made. Any such delivery shall be addressed to the intended recipient at the following addresses (or at such other address for a party as shall be specified by such party by like notice to the other parties):

          (a)  if to the Corporation:

               900-999 West Hastings Street
               Vancouver, British Columbia
               V6C 2W2

               Attention: The President
               Facsimile: (604) 683-6958

          (b)  if to SCL:

               5255 Yonge Street, Suite 1050
               Willowdale, Ontario
               M2N 6P4

               Attention: David C. O'Kell
               Facsimile: (416) 221-3800

          (c)  if to Midland:

               5255 Yonge Street, Suite 1050
               Willowdale, Ontario
               M2N 6P4

               Attention: Harry Dunstan
               Facsimile: (416) 221-3800

9.8 Subject to SCL's right to assign its rights and obligations hereunder to an Affiliate capable of performing SCL's obligations hereunder, neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party.

9.9 The failure of a party to insist upon strict adherence to a term of this Agreement on an occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

9.10 This Agreement supersedes any other agreement, whether written or oral (including a letter of intent between the Corporation and SCL dated July 12, 1995), that may have been made or entered into by the parties relating to the matters contemplated hereby and constitutes the entire agreement between the parties with respect to such matters.

9.11 This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                              BROOKLINE MINERALS INC.


                              By: _________________________



                              By: __________________________




                              SIMMONDS COMMUNICATIONS LTD.


                              By: __________________________



                              By: __________________________



                              MIDLAND INTERNATIONAL CORPORATION


                              By: ___________________________



                              By: ___________________________

                                  SCHEDULE "C"

                          MANAGEMENT SERVICES AGREEMENT

          THIS AGREEMENT made as of the      day of August, 1995.

B E T W E E N:

               BROOKLINE MINERALS INC.,
               a corporation incorporated under the laws of Canada

               (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

                                     - and -


               INTEK DIVERSIFIED CORPORATION,
               a corporation incorporated under the laws of the State of Delaware

               (hereinafter referred to as "Intek")

                                                              OF THE SECOND PART

RECITALS:

1. The Corporation and Simmonds Communications Ltd., Intek and Sendek Travel, Limited (collectively, the "Vendors") have entered into an agreement of purchase and sale made as of the 24th day of August, 1995 (the "Share Purchase Agreement"), pursuant to which the Corporation has agreed to purchase from the Vendors all of the issued and outstanding shares of Brook SIG Corp. ("BSIG"), a company whose primary business objective is to provide financing to management companies who construct, manage and operate wireless specialized mobile radio systems on behalf of United States 220 MHz narrowband licensees.

2. In conjunction with the share purchase transaction, Intek has agreed to provide certain management services to the Corporation.

3. Pursuant to the Share Purchase Agreement, the execution and delivery by the Corporation and Intek of a management services agreement which obliges Intek to provide the services described herein in exchange for the common shares of the Corporation which are issuable to Intek hereunder, is a condition precedent to the completion of the share purchase transaction contemplated thereby.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set out herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. DEFINITIONS. For the purpose of this Agreement, in addition to the definitions set out above:

     (a) "AFFILIATE" means, with respect to any corporation, any other corporation which directly or indirectly controls or is controlled by or is under direct or indirect common control with such first mentioned corporation, and for the purpose of this definition "control" means, with respect to any corporation, the ownership of voting securities to which are attached 20 per cent or more of the voting rights attached to all outstanding voting securities of the corporation;

     (b) "AGREEMENT" means this management services agreement, as the same may be amended and supplemented from time to time;

     (c) "BROOKLINE COMMON SHARES" means common shares in the capital of the Corporation as constituted at the date hereof;

     (d) "BROOKLINE MANAGEMENT CONTRACT COMMON SHARES" has the meaning ascribed thereto in section 4;

     (e) "CLOSING DATE" has the meaning ascribed to that term in the Share Purchase Agreement; and

     (f)  "TERM" means the term of this Agreement.

2. RETAINER TO PROVIDE MANAGEMENT SERVICES. The Corporation hereby retains Intek to provide it and its subsidiary, BSIG, with various management services as specified in section 7, during the Term.

3. TERM. The Term shall commence on the Closing Date and terminate on the first anniversary of such date. The Corporation shall be entitled to terminate this Agreement at any time upon thirty (30) days prior written notice to Intek, but in that event, except where the termination is for "just cause", the Corporation shall immediately issue to Intek all of the Brookline Management Contract Common Shares which remain unissued, whether or not accrued. For the purposes of this section 3, "just cause" shall mean a fundamental breach of this Agreement by Intek which, under common law, entitles the Corporation to terminate all of its obligations under this Agreement.

4.   MANAGEMENT SERVICES FEES.

4.1 In consideration of the management services to be provided by Intek to the Corporation and BSIG hereunder, Intek shall be entitled to receive one million (1,000,000) Brookline Common Shares (the "Brookline Management Contract Common Shares"). Subject to section 4.2, two hundred and fifty thousand (250,000) Brookline Management Contract Common Shares shall be issued to Intek on each of the following dates:

          (a)  the Closing Date;

          (b)  the date which is three (3) months after the Closing Date;

          (c)  the date which is six (6) months after the Closing Date; and

          (d)  the date which is nine (9) months after the Closing Date.

4.2 If Brookline, at any time during which any Brookline Management Contract Common Shares remain unissued, shall take any of the actions contemplated by the provisions of section 2.7 of the Share Purchase Agreement, then the procedure set out in that section shall be followed and the appropriate equitable and proportionate adjustment determined pursuant to the provisions of section 2.7, if any, shall be made to the number of unissued Brookline Management Contract Common Shares.

4.3 Intek agrees that, without the prior written consent of the Corporation, it will not sell, assign or otherwise transfer any of the Brookline Management Contract Common Shares for a period of three (3) years from the Closing Date, except that this restriction shall not apply to the following transactions in such shares:

          (a)  pledges to secure bona fide debts or other obligations; or

          (b) sales or transfers to Affiliates of Intek who agree to be bound by the provisions of this section 4.3.

5.   EXPENSES.      The Corporation shall, or shall cause BSIG to, reimburse
Intek for all of its reasonable expenses incurred in connection with the provision of management services to either the Corporation or BSIG within thirty
(30) days following submission of applicable receipts or other supporting documentation. For greater certainty, the expenses of Intek shall be deemed not to include salaries or other compensation paid or payable by Intek to its employees, or any amounts paid to consultants or independent contractors who have been hired to perform any portion of the services described in section 7.

6. ACCESS TO INFORMATION. During the Term, the Corporation shall, or shall cause BSIG to, ensure that Intek and its representatives have access to all financial statements and other records and information of the Corporation and BSIG which are available to the shareholders and directors of those corporations generally. In addition, the Corporation agrees to provide Intek and its representatives with access to its management information systems and to cause BSIG to do the same.

7. RESPONSIBILITIES OF INTEK. During the Term, both directly and through its subsidiary Roamer One, Inc. ("Roamer One"), Intek shall provide the Corporation and BSIG with certain administrative and management services including, INTER ALIA, the following services:

     (a) SITE SELECTION. Representatives of Intek and/or Roamer One will be available to the Corporation and BSIG for consultation regarding the selection of sites to be financed.

     (b) INFRASTRUCTURE EQUIPMENT AND SYSTEM COMPATIBILITY. Intek shall provide advice and assistance to the Corporation and BSIG, from time to time, on the evaluation of infrastructure equipment and system capability.

     (c) FCC MATTERS. Intek shall assist the Corporation and BSIG, from time to time, in matters regarding the United States Federal Communications Commission (the "FCC"), including providing notification to the FCC, as required.

     (d) CONTRACT MANAGEMENT. Intek and/or Roamer One shall provide advice and assistance to the Corporation and BSIG, from time to time, on the management of contracts for 220 MHz and site licenses, as required.

     (e) NEGOTIATION OF FINANCING CONTRACTS. Intek shall assist the Corporation and BSIG, from time to time, in the negotiation of contracts to provide financing in various forms for management companies who construct, manage and operate wireless specialized mobile radio systems on behalf of United States 220 MHz narrowband licensees, including consulting on the business assessment and technical review of the 220 MHz systems to be constructed.

8. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation represents and warrants to Intek that:

     (a) the Corporation has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

     (b) the Corporation has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

     (c) this Agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable against it in accordance with its terms;

     (d) the Corporation has duly authorized the issuance of such number of Brookline Common Shares as shall be necessary to issue the Brookline Management Contract Common Shares as contemplated herein and such shares, when issued, will be validly issued as fully paid shares of the Corporation; and

     (e) other than any required stock exchange approvals, no consent is required of, or notice required to be given to, any person by the Corporation in respect of any of the transactions contemplated herein or any part thereof.

9.   MISCELLANEOUS.

9.1 In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

9.2 The headings in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

9.3 This Agreement and all amendments hereof and waivers and consents hereunder shall be governed by and construed in accordance with the law of the Province of British Columbia and the laws of Canada applicable therein and the parties hereby irrevocably attorn to the jurisdiction of the courts of British Columbia.

9.4  Time shall be of the essence of this Agreement.

9.5 The provisions of this Agreement are intended to be and shall be deemed severable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

9.6 All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by facsimile as described below, and shall be deemed given on the date on which such delivery is made. Any such delivery shall be addressed to the intended recipient at the following addresses (or at such other address for a party as shall be specified by such party by like notice to the other parties):

          (a)  if to the Corporation:

               900-999 West Hastings Street
               Vancouver, British Columbia
               V6C 2W2

               Attention: The President
               Facsimile: (604) 683-6958


          (b)  if to Intek:

               970 West 190th Street
               Suite 720
               Torrance, California
               90502

               Attention: David Neibert
               Facsimile: (310) 366-7712


9.7 Subject to Intek's right to assign its rights and obligations hereunder to an Affiliate capable of performing Intek's obligations hereunder, neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party.

9.8 The failure of a party to insist upon strict adherence to a term of this Agreement on an occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

9.9 This Agreement supersedes any other agreement, whether written or oral (including a letter of intent between the Corporation and Simmonds Communications Ltd. dated July 12, 1995), that may have been made or entered into by the parties relating to the matters contemplated hereby and constitutes the entire agreement between the parties with respect to such matters.

9.10 This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                              BROOKLINE MINERALS INC.


                              By: ____________________________



                              By: ____________________________




                              INTEK DIVERSIFIED CORPORATION


                              By: ____________________________



                              By: ____________________________